ADVANCED DRAINAGE SYSTEMS ELECTS MANUEL PEREZ DE LA MESA TO BOARD OF DIRECTORS

HILLIARD, Ohio – (July 23, 2019) – Advanced Drainage Systems, Inc. (NYSE: WMS) (“ADS” or the “Company”), a leading global manufacturer of water management products and solutions for commercial, residential, infrastructure and agricultural applications, today announced that Manuel Perez de la Mesa was elected to the Company’s Board of Directors at the July 23, 2019 Annual Meeting of Stockholders (“Annual Meeting”), effective immediately. Additionally, the Company announced that Richard A. Rosenthal and Abigail S. Wexner retired from its Board of Directors upon the expiration of their respective terms as directors following the Annual Meeting.

Mr. Perez de la Mesa served as President and Chief Executive Officer of Pool Corporation (NASDAQ: POOL), a global wholesale distributor of swimming pool equipment, parts and supplies, and related outdoor living products, from 2001 until 2018 and as President and Chief Operating Officer from 1999 to 2001. Prior to joining Pool Corporation, he held leadership positions at Watsco, Inc. (NYSE: WSO), Fresh Del Monte Produce B.V., IBM (NYSE: IBM) and Sea-Land Service Inc./R.J. Reynolds Inc. Mr. Perez de la Mesa is a director of Pool Corporation, Hamilton HoldCo, LLC, the U.S. subsidiary of the Reece Group (ASX: REH), a leading distributor of plumbing, waterworks and HVAC-R products in Australia and New Zealand, and AEA TCB Holdings LP, a distributor of glass and plastic rigid packaging in North America. He also served on ARC Document Solutions, Inc.’s (NYSE: ARC) board of directors from 2004 until 2018.

Mr. Perez de la Mesa holds a B.A. in Business Administration from Florida International University and a Master of Business Administration from St. John’s University.

“Manuel is a respected leader who brings tremendous expertise in industrial distribution, strategic planning, and international operations. His breadth of experience and commitment to excellence will be valuable assets to ADS, and we look forward to his contributions to our Board,” said Robert Kidder, Chairman of the Board of Directors.

Kidder continued, “Additionally, I would like to extend my gratitude and well wishes to Richard Rosenthal and Abigail Wexner who have chosen not to stand for re-election. During Mr. Rosenthal’s tenure as a board member, he helped grow ADS from a small, local start-up to the leading global manufacturer of water management solutions we are today. Ms. Wexner helped guide the Company through our IPO, led our Nominating and Corporate Governance committee and was instrumental in the process of hiring a new leader after the retirement of our long-time CEO, Joe Chlapaty. We are very grateful for their dedication all these years and wish them both the best.”

About the Company

Advanced Drainage Systems is the leading manufacturer of high performance thermoplastic corrugated pipe, providing a comprehensive suite of water management products and superior drainage solutions for use in the construction and infrastructure marketplace. Its innovative products are used across a broad range of end markets and applications, including non-residential, residential, agriculture and infrastructure applications. The Company has established a leading position in many of these end markets by leveraging its national sales and distribution platform, overall product breadth and scale and manufacturing excellence. Founded in 1966, the Company operates a global network of approximately 55 manufacturing plants and over 30 distribution centers. To learn more about ADS, please visit the Company’s website at www.ads-pipe.com.

Forward Looking Statements

Certain statements in this press release may be deemed to be forward-looking statements. These statements are not historical facts but rather are based on the Company’s current expectations, estimates and projections regarding the Company’s business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “confident” and similar expressions are used to identify these forward-looking statements. Factors that could cause actual results to differ from those reflected in forward-looking statements relating to our operations and business include: fluctuations in the price and availability of resins and other raw materials and our ability to pass any increased costs of raw materials on to our customers in a timely manner; volatility in general business and economic conditions in the markets in which we operate, including, without limitation, factors relating to availability of credit, interest rates, fluctuations in capital and business and consumer confidence; cyclicality and seasonality of the non-residential and residential construction markets and infrastructure spending; the risks of increasing competition in our existing and future markets, including competition from both manufacturers of high performance thermoplastic corrugated pipe and manufacturers of products using alternative materials; our ability to continue to convert current demand for concrete, steel and PVC pipe products into demand for our high performance thermoplastic corrugated pipe and Allied Products; the effect of weather or seasonality; the loss of any of our significant customers; the risks of doing business internationally; the risks of conducting a portion of our operations through joint ventures; our ability to expand into new geographic or product markets; our ability to achieve the acquisition component of our growth strategy; the risk associated with manufacturing processes; our ability to manage our assets; the risks associated with our product warranties; our ability to manage our supply purchasing and customer credit policies; the risks associated with our self-insured programs; our ability to control labor costs and to attract, train and retain highly-qualified employees and key personnel; our ability to protect our intellectual property rights; changes in laws and regulations, including environmental laws and regulations; our ability to project product mix; the risks associated with our current levels of indebtedness; fluctuations in our effective tax rate, including from the recently enacted Tax Cuts and Jobs Act; changes to our operating results, cash flows and financial condition attributable to the recently enacted Tax Cuts and Jobs Act; our ability to meet future capital requirements and fund our liquidity needs; the risk that additional information may arise that would require the Company to make additional adjustments or revisions or to restate the financial statements and other financial data for certain prior periods and any future periods, any delay in the filing of any filings with the Securities and Exchange Commission (“SEC”); the review of potential weaknesses or deficiencies in the Company’s disclosure controls and procedures, and discovering weaknesses of which we are not currently aware or which have not been detected and the other risks and uncertainties described in the Company’s filings with the SEC. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor / Media Contact

Advanced Drainage Systems

Michael Higgins, 614-658-0050

Mike.Higgins@ads-pipe.com